UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): January 15, 2007

PRIDE BUSINESS DEVELOPMENT HOLDINGS, INC.
(Exact name of registrant as specified in charter)

Nevada	000-32517	20-4381969
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1230 Calle Suerte
Camarillo, California 93012
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (866) 868-0461

Copies to:
Marc Ross, Esq.
Stephen M. Fleming, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On January 15, 2007, LL Bradford & Company, LLC (“LL Bradford”) resigned as the independent auditors of Pride Business Development Holdings, Inc. (the "Company") and its subsidiaries.

Since LL Bradford did not issue a report on the Company's financial statements for the fiscal years ended December 31, 2005 and 2004 or any other relevant period, no report of LL Bradford on the financial statements of the Company for either of the past two years contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.

From the date of LL Bradford’s engagement, November 16, 2006 through the date of their resignation, January 15, 2007: (i) there have been no disagreements with LL Bradford on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of LL Bradford, would have caused it to make reference to the subject matter of the disagreement in connection with its reports and (ii) LL Bradford did not advise the Company of any of the events requiring reporting in this Current Report on Form 8-K under Item 304(a)(1)(iv)(B) of Regulation S-B.

The Company provided to LL Bradford the disclosure contained in this Form 8-K and requested LL Bradford to furnish a letter addressed to the Commission stating whether it agrees with the statements made by the Company herein and, if not, stating the respects in which it does not agree. A letter from LL Bradford is attached as Exhibit 16.1 to this Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits. The following exhibits are filed with this report:

Exhibit No.	Description of Exhibit
16.1	Letter of LL Bradford & Company, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIDE BUSINESS DEVELOPMENT HOLDINGS, INC.

Date: January 19, 2007	By: _____________________
Name: Ari Markow
Title: President